EXHIBIT 99.1

EQUATOR Beverage Company Capital Structure Events

JERSEY CITY, N.J./ACCESSWIRE/ June 14, 2023 – EQUATOR Beverage Company (OTC: MOJO) Capital Structure Events.

EQUATOR Beverage Company has implemented substantial measures to enhance the simplicity and efficiency of its capital structure, with the objective of establishing a transparent and easily comprehensible framework for its shareholders and potential investors.

To achieve this, the company has taken several actions. Firstly, it has eliminated its Preferred Class B stock, which previously amounted to 10,000,000 shares as of March 2019. Additionally, two reverse stock splits were carried out: a 10-to-1 split on April 2, 2013, and a 2-to-1 split on July 5, 2022. As a result of these actions, the Company’s outstanding share count now stands at 16,503,796 shares.

In line with its commitment to transparency, EQUATOR has revised its corporate bylaws, significantly reducing the number of authorized shares from 200,000,000 to 20,000,000, representing a notable 90 percent decrease as of July 5, 2022.

Moreover, the company has made the decision to cancel all outstanding warrants and options, and there are no plans to issue any additional ones in the coming years.

Demonstrating its dedication to transparency and commitment to shareholder value, EQUATOR has engaged in private transactions since 2018 to acquire 1,521,574 common shares adjusted for splits up to the present day. These initiatives underscore the company’s focus on establishing a simplified and easily understood capital structure for its stakeholders, all while prioritizing their best interests

The below table shows the repurchases by year adjusted for splits.

EQUATOR Beverage Company

Common Stock Repurchases

January 1, 2019 to June 14, 2023

Shares
2018	39,916
2019	2,084
2020	62,500
2021	382,913
2022	830,342
2023	203,819
TOTAL	1,521,574

As of June 14, 2023, EQUATOR Beverage Company maintains a well-defined capital structure. The company has authorized a total of 20,000,000 shares, out of which 16,503,796 shares have been issued and are currently outstanding. Among these outstanding shares, 12,657,157 are restricted for sale, while 3,846,639 shares are unrestricted for sale. Notably, 2,552,454 shares are held by the Depository Trust Company (DTC).

In line with its commitment to maximizing shareholder value, EQUATOR Beverage Company has outlined its plan to execute a share buyback program throughout 2023. This strategic initiative aims to decrease the number of outstanding shares, thereby enhancing the value of each share held by the company’s shareholders. By implementing these measures, the company seeks to generate long-term shareholder value while maintaining a transparent and straightforward capital structure.

For additional information contact Glenn Simpson CEO EQUATOR Beverage Company at 929 264 7944 Stock Symbol: MOJO

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ‘seeking’ and similar expressions identify forward- looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified.

Future events and actual results could differ materially from those set forth in, contemplated or underlying the forward-looking statements. The risks and uncertainties to which forward- looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risk.

Related Links: https://equatorbeverage.com/

Contact:

Glenn Simpson, Chairman & CEO

Phone Number: 917 574 1690

SOURCE: EQUATOR Beverage Company

2